UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: January 21, 2016

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
At a meeting of the Board of Directors of the Registrant, held on January 21, 2016, the Board adopted revised Corporate Governance Principles for Registrant. The amended and restated Corporate Governance Principles are attached hereto as Exhibit 10.35 to this Form 8-K.

On January 21, 2016, Registrant issued a news release announcing that its Board of Directors approved a new stock repurchase program. This new program, which expires on January 31, 2019, authorizes Registrant to repurchase up to $500 million of its Common Stock through open market transactions, block trades or privately negotiated transactions. Purchases are discretionary and will be made from time to time based on market conditions and Registrant’s liquidity needs. The new repurchase program replaces Registrant’s existing stock repurchase program announced in March 2014. A copy of the January 21, 2016 news release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.35	Corporate Governance Principles, amended and restated as of January 21, 2016.

99.1	News Release dated January 21, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: January 21, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.35	Corporate Governance Principles, amended and restated as of January 21, 2016.

99.1	News Release dated January 21, 2016.